Exhibit 10.2

Office Lease

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

Between

CA-SHOREBREEZE LIMITED PARTNERSHIP, a Delaware limited partnership as Landlord,

and

VERSARTIS, Inc., a Delaware corporation

as Tenant

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1. is made by and between CA-SHOREBREEZE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VERSARTIS, INC, a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit B-1 (Space Plan); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); and Exhibit F (Additional Provisions).

1. BASIC LEASE INFORMATION

1.1	Date:		Aug 31, 2011

1.2	Premises.

	1.2.1	“Building”:	275 Shoreline Drive, Redwood City, California, commonly known as Shorebreeze I.

	1.2.2	“Premises”:	Subject to Section 2.1.1, 5,740 rentable square feet of space located on the fourth floor of the Building and commonly known as Suite 450, the outline and location of which is set forth in Exhibit A. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

	1.2.3	“Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3	Term

	1.3.1	Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	1.3.2	“Commencement Date”:	The earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) the later to occur of (a) the date on which the Premises is Ready for Occupancy (defined in Exhibit B), or (b) October 15, 2011.

	1.3.3	“Expiration Date”:	The last day of the 30th full calendar month commencing on or after the Commencement Date.

1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent

Commencement Date through last day of 12th full calendar month of Term	$37.80	$3.15	$18,081.00

13th through 24th full calendar months of Term	$38.93	$3.24	$18,621.52

25t full calendar month of Term through Expiration Date	$40.10	$3.34	$19,181.17

1.5	“Base Year” for Expenses:	Calendar year 2012.

	“Base Year” for Taxes:	Calendar year 2012.

1.6	“Tenant’s Share”:	4.9779% (based upon a total of 115,309 rentable square feet in the Building), subject to Section 2.1.1.

1.7	“Permitted Use”:	General office use consistent with a first-class office bending. Notwithstanding the foregoing or any provision herein to the contrary, Tenant shall not permit any E&Y Competitor (defined below) to (a) occupy any portion of the Building for business purposes, nor (b) install or maintain signage in the lobby of, or on, the Building, or on any monument sign exclusively servicing the Building. As used herein, the term “E&Y Competitor” shall mean each of the following entitles, commonly known as (or as identified as), as of February 1, 2011, together with any Successor (defined below) to any of the sum: Ancenture, Armanino McKenna, Deloitte, BDO, CSC, Moss Adams, BPM, OUM, KPMG, PricewaterhouseCoopers, Grant Thornton, or Ireland San Flippo. As used above, “Successor” means, with respect to any predecessor entity: (i) if such predecessor entity is dissolved and immediately reconstituted as a new entity, then such new entity, as the successor to substantially all of the business operations of such predecessor entity; and (ii) any entity into which such predecessor entity is merged or consolidated or which acquires all or substantially all of such predecessor entity’s assets and liabilities, and, in either event, die successor entity continues to engage in the practice of public accounting.

1.8	“Security Deposit”:	$55,000.00, as more particularly described in Section 21.

	Prepaid Base Rent	$18,081.00, as more particularly described in Section 3.

1.9	Parking:	Nineteen (19) unreserved parking spaces, at the rate of $0 per space per month.

1.10	Address of Tenant	Before the Commencement Date:

500 Ellis St.
Mountain View, CA 94043

From and after the Commencement Date: the Premises.

1.11	Address of Landlord:	Equity Office

2655 Campus Drive, Suite 100
San Mateo, California 94403
Attn: Building manager

with copies to:

Equity Office
2655 Campus Drive, Suite 100
San Mateo, California 94403
Ann: Managing Counsel

and

Equity Office
Two North Riverside Pica
Suite 2100
Chicago, IL 60606
Attn: Lease Administration

1.12	Broker(s):	Cornish & Carey Commercial (“Tenant’s Broker”), representing Tenant, and Cornish & Carey Commercial (“Landlord’s Broker”), representing Landlord.

1.13	Building HVAC Hours and Holidays:	“Building HVAC Hours” mean 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14	“Transfer Radius”:	None

1.15	“Tenant Improvements”:	Defined in Exhibit B, if any.

1.16	“Guarantor”:	None.

2. PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant falls to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein (including, without limitation, as set forth in Exhibit B hereto), the Premises is accepted by Tenant in its condition and configuration existing on the date hereof (or in such other condition and configuration as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the condition of the Premises, the Building or the Project or their suitability for Tenant’s business.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D) any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3. RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2) and Taxes (defined in Section 4.2.3 (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first fall calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is Independent of every other covenant herein.

4. EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) fee cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the coat of landscaping and relamping (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting foes, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment-rental agreements and the air rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, indicting taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, maintenance and repairs to roofs; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law; (xiii) the cost of tenant-relation programs reasonably established by Landlord; (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property; and (xv) any fees or other charges (other than taxes which are addressed below) imposed by any governmental or quasi-governmental agency in connection with the Parking Facility.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over such period of time as Landlord shall reasonably determine); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) caste of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) amounts (other than management fees) paid to Landlord’s affiliates for services, but only to the extent such amounts exceed the prices charged for such services by parties having similar skill and experience, (k) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractor (l) advertising and promotional expenses; (m) Landlord’s charitable and political contributions; (n) ground lease rental; (o) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building (p) costs of services or benefits made available to other tenants of the Building but not to Tenant; (q) costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); (r) any expense for which landlord has received actual reimbursement from a third party (other than from a tenant of the Building pursuant to its lease); (s) costs of owing defects in design or original construction of the Property; (t) costs that Landlord is entitled to recover under a warranty, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs; (u) expenses (other than Parking Expenses (defined below)) of operating any commercial concession at the Project; (v) Parking Expense (defined below), except to the extent Parking Expenses exceed parking revenues on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking-garage management fees, and the wages, salaries, employee benefits and taxes for individuals working exclusively in the Parking Facility, provided, however, that Parking Expenses shall exclude (i) capital expenses, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance); (w) reserves; (x) bad debt expenses; (y) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of in constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act 33 U.S.C. §§1251 et seq.; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.); (z) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property); or (aa) any expense for which Landlord is reimbursed (or entitled to be reimbursed) by another tenant of the Building pursuant to its lease (other than through payment of operating costs or expenses).

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Building bad been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such year. If a tenant of the Building reimburses Landlord on a separately measured basis, and not through payment of operating costs or expenses, for a service that is provided by Landlord to tenants of the Building generally, then, for purposes of the preceding sentence, such service shall be deemed to be provided to such tenant by such tenant itself and not by Landlord. If insurance, security or utility costs for any Expense Year are less than insurance, security or utility costs, respectively, for the Base Year, then, for purposes of determining Expenses for such Expense Year, such costs for such Expense Year shall be deemed to be increased so as to be equal to such corresponding costs for the Base Year. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis.

If Landlord does not carry earthquake, terrorism or another type of insurance for the Building during the Base Year but carries such type of insurance for the Building during any Expense Year, then, for purposes of determining the Expense Excess for such Expense Year, Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have Incurred for such type of insurance during the Base Year if Landlord had maintained such type of insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such Expense Year. If, in any Expense Year, Landlord provides a new type of service (as opposed to an expansion in scope of a service or a change in a type of service) that (i) is not required by Law, (ii) is not than generally provided by the landlords of Comparable Buildings (defined in Section 25.10), (iii) is not then being provided in order to enhance the health, safety or security of the tenants, occupants and users of the Building as a result of circumstances that Landlord reasonably believes are specific to the Building and do not exist at Comparable Buildings, and (iv) was not provided by Landlord during the Base Year, then, for purposes of determining the Expense Excess for such Expense Year, Expenses for the Base Year shall be deemed to be increased by the amount that Landlord would have incurred for such service during the Base Year if Landlord had provided such service for the same period of time during the Base Year as such service is provided by Landlord during such Expense Year.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes (including, without limitation, any taxes imposed by any governmental or quasi-governmental agency in connection with the Parking Facility); (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (b) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any coats and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5.

4.3 Allocation. Landlord, in its reasonable discretion, shall equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expanses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Pamela of Expense Excess and Tex Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before June 1 of the calendar year immediately following the Expense Year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as and amounts are set forth in the previous Estimate Statement. Landlord shall use reasonable efforts to deliver an Estimate Statement for each Expense Year on or before January 1 of such Expense Year. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, upon demand, shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof; Tenant shall pay, 10 days before delinquency, (i) any rent tax, sales tax. service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this transaction or this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

4.6 Books and Records. Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an ‘Objection Notice”) stating with reasonable specificity any objections to the Statement in which event landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review; provided, however, that if Landlord and Tenant determine that the sum of Expenses and Taxes for the Expense Year in question was overstated by more than 5%, Landlord, within 30 days after receiving paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review (not to exceed $5,000.00). The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent that or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of is underpayment within 30 days after such determination.

5. USE; COMPLIANCE WITH LAWS.

5.1 Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Building, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2), the installation of any trade fixture, or any use of the Premises other than general office use, Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 10% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. Landlord represents and warrants to Tenant that, as of the date hereof, Landlord has not received written notice from any governmental agency that the existing configuration or condition of the Premises violates applicable Law.

5.2 Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act (“ADA”)) to the extent that (a) such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (b) Landlord’s failure to cause such compliance would impose liability upon Tenant under Law; provided, however, that Landlord shall not be required to cause such compliance to the extent non-compliance (x) is triggered by any matter that is Tenant’s responsibility under Section 5.1 or 7.3 or any other provision hereof, or (y) arises under any provision of the ADA other than Title III thereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

6. SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Area within the Building, and

(ii) stubbed to the Premises for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends end Holidays; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); and (f) access to the Building for Tenant end its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. For purposes of the preceding sentence, any consumption of electricity in a computer server room shall be deemed to exceed the standard rate for the Building. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting front any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Tenant to Landlord by a Service Interruption that Landlord can correct through reasonable efforts, then, as Tenant’s solo remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible.

7. REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23). Notwithstanding the foregoing, if Tenant is in Default or in the case of an emergency, Landlord may, at its option, perform such maintenance end repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base

Building” means the structural portions of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) and not visible from outside the Premises, provided that Landlord receives 10 business days’ prior notice. For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance reasonably satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination the equal to 5% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3 Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval (which approval shall not be unreasonably withheld, conditioned, or delayed) of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. In the event that Landlord provides disapproval, such disapproval shall be accompanied by a written explanation of the basis for disapproval. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable Judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8. LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements (other than the Excluded Items (defined below)), repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved condition as reasonably determined by Landlord), or (b) pay Landlord an amount equal to the estimated cost of such work as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. As used herein, “Excluded Items” means the Tenant Improvements shown with reasonable specificity on Space Plan (defined in Section 2.3 of Exhibit B hereto), except for any trade fixtures.

9. LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord by bonding or otherwise, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10. INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by the negligence or willful misconduct of any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, (b) occupancy of the Premises by, or any negligence or willful misconduct of, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, or (c) any breach by Tenant of any representation, covenant or other term contained basin, except to the extent such Claim arises from the negligence or willful misconduct of any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from (a) any negligence or willful misconduct of any Landlord Party, or (b) any breach by Landlord of any representation, covenant or other term contained herein, except to the extent such Claim arises from the negligence or willful misconduct of any Tenant Party.

10.2 Tenant’s Insurance. Tenant shall maintain the knowing coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of six (6) months.

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company than has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements and trade fixtures. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration date thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements and trade fixtures, and each such endorsement shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds end that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements and trade fixtures.

10.4 Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance requited to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested (not more than once in any 36-month period) by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00; (b) Special Cause of Loss Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (e) Worker’s Compensation Insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11. CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises, or to the Common Areas necessary for access to the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 210 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises is affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the lest 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage; provided, however, that Landlord may not terminate this Lease pursuant to this sentence unless the Premises has been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other similarly situated leases of space in the Building. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises and the Common Areas necessary for access to the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements and trade fixtures, and if the estimated or actual cost of restoring any Tenant-Insured Improvements and trade fixtures exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or any Common Area necessary for Tenant’s access to the Premises is damaged by a Casualty, than, during any time that, as a result of such damage, any portion of the Premises is untenantable or inaccessible and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12. NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent an accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13. CONDEMNATION. If any part of the Premises, Building or Project is taken for any Public or quasi-public use by power of eminent domain or by private purchase in lien thereof (a “Taking”) for more than 120 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more then 120 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession most be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof; and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14. ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and connectors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 10 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of in rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 In landlord’s reasonable judgment, the proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project or

14.2.3 The proposed transferee is a govenmental agency or instrumentality thereof whose occupancy of the Premises or any portion thereof generates, or is likely to generate, disproportionately high (in comparison to all of the tenants) visitation of the Premises or any portion thereof by members of the public, including, without limitation, situations where visitors will likely form waiting lines or loiter in Common Areas or cause disproportionately high visitation of the Premises; or

14.2.4 Intentionally Omitted; or

14.2.5 The proposed transferee, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project and as of the Contemplated Effective Date, Landlord will have vacant space that is at least comparable to the Contemplated Transfer Space in the Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord a consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment the Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee; (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space; and (c) in the case of a Change of Control, any consideration (including payment for Leasehold Improvements) paid by the new controlling party(ies) to the prior controlling party(ies) on account of this Lease, less Landlord’s review fee and, to the extent reasonably allocable to this Lease, any other reasonable and customary expenses directly incurred by such prior controlling party(ies) on account of such Change of Control. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof; except in the case of a Permitted Transfer (defined in Section 14.8), Landlord, by notifying Tenant within 10 business days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date; provided, however, that such termination shall not be effective if Tenant. by notifying Landlord within five (5) days of receiving Landlord’s notice of termination, withdraws the Transfer Notice. If Tenant does not timely withdraw the Transfer Notion, and if the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of 50% or more of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange).

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transitive shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, permit a Change of Control to occur or assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder, (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the lesser of (1) the Net Worth of Tenant immediately before the Transfer and (2) the Net Worth of Tenant as of the date of this Lease, and (B) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (v) in the case of a Change of Control, (A) Tenant is not a closely held professional service firm, and (B) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (vi) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

15. SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear, Casualty and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16. HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17. SUBORDINATION; ESTOPPEL CERTIFICATES. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18. ENTRY BY LANDLORD.

18.1 At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services provided, however, that, except in an emergency, Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1 may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. Except in an emergency, Tenant may have one of its employees accompany Landlord if Tenant makes such employee available when Landlord enters the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

18.2 Tenant, at its expense, may provide its own locks to an area within the Premises (“Secured Area”) containing not more than 10% of the total rentable square feet. Upon the expiration or earlier termination of this Lease or Tenant’s right to possession, Tenant shall surrender to Landlord all keys to the Secured Area. Other than in an emergency, Landlord shall not enter the Secured Area without Tenant’s consent, which shall not be unreasonably withheld. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines, in its sole discretion, that an emergency requires that Landlord enter the Secured Area, then (a) Landlord may forcibly enter the Secured Area; (b) Landlord shall have no liability to Tenant with respect to such entry; and (c) Tenant shall pay all reasonable expenses incurred by Landlord in repairing any damage to the Premises resulting from such entry. Notwithstanding any contrary provision hereof, Landlord shall have no obligation to provide janitorial service in the Secured Area.

19. DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where each breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3 Intentionally Omitted; or

19.1.4 Any breach by Tenant of Sections 5, 14, 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3.

If Tenant, by repeating substantially the same act or omission, breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord notifies Tenant of such breach, on three (3) separate occasions during any 12-month period, and if such breaches are collectively material, that Tenant’s subsequent breach of such provision by commission of substantially the same act or omission shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lien of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, but in compliance with applicable Law, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (b) the highest rate permitted by Law. As used in Section 19.2.1(c) the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, relenting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any breach by Landlord of its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenants shall give notice and a reasonable time to one to any Security Holder of which Tenant has been notified.

20. EXCULPATION.

20.1 Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the Landlords interest in the Building; (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

20.2 Notwithstanding any contrary provision hereof; no Tenant Party shall be liable for any form of special or consequential damage, except as provided in Section 16.

21. SECURITY DEPOSIT. Concurrently with its execution and delivery hereof; Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22. RELOCATION. Landlord, after giving notice, may move Tenant to other space in the Project comparable in size and utility to the Premises. In such event, all terms hereof shall apply to the new space, except that Base Rent and Tenant’s Share shall not increase as a result of such relocation. The new space must contain simpler finishes (subject to commercial availability) as the Premises and the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. In addition, Landlord shall move Tenant’s effects to the new space. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs. The parties shall execute a written agreement prepared by Landlord memorializing the relocation.

23. COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiation or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24. PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9, Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or ether property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility without abatement of Rent or liability to Tenant provided that such alteration does not materially impair Tenant’s rights under this Section 24. In addition, for purposes of facilitating any such alteration, Landlord may temporarily deny or restrict access to the Parking Facility, without abatement of Rent or liability to Tenant, provided that Landlord uses commercially reasonable efforts to make reasonable substitute parking available to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25. MISCELLANEOUS.

25.1 Notices. Except as provided in Section 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally, and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, as of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its promises or the Project.

25.3 Representations and Covenants. Each party (“Representing Party”) represents, warrants and covenants to the other that (a) Representing Party is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Representing Party’s execution of nor its performance under this Lease will cause Representing Party to be in violation of any agreement or Law; (c) Representing Party (and, if Representing Party is Tenant) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure dell or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Representing Party or (if Representing Party is Tenant) or any subtenant of Tenant is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Supplemental HVAC. If any supplemental HVAC unit (a “Unit”) serves the Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (i) keep the Unit in as good working order and condition as exists upon its installation (or, if later, on the date Tenant takes possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contactor, at least once every six (6) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendation of such contractor, and (v) promptly provide to Landlord a copy of such contract and each reports issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage; (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain end repair the roof or otherwise operate the Building.

25.6 Attorneys’ Fees. In any action or proceeding between the pasties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord shall pay a brokerage commission to Tenant’s Broker subject to the terms of a separate mitten agreement to be entered into between Landlord and Tenant’s Broker.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2) and 1933(4). Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942. 1950.7 or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Cavil Code § 1995.310.

25.10 Interpretation. As used herein, the capitalized term “Section” relies to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Councils Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant and Landlord each waive the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11 Entire Agreement. This Lease sets forth the entity agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alternatives to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiation or termination.

25.13 Fitness Center. Subject to the provisions of this Section 25.13, so long as Tenant is not in Default under this Lease, and provided Tenant’s employees execute Landlord’s standard waiver of liability form and pay the applicable one time or monthly fee, if any, than Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) in the Building. The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. The costs of operating, maintaining and repairing the Fitness Center may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

25.14 Shower Facility. Subject to the provisions of this Section 25.14, so long as Tenant is not in Default under this Lease, Tenant employees (the “Shower Users”) shall be entitled to use the shower facility (the “Shower Facility”) in the Building. The use of the Shower Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Shower Facility. Landlord and Tenant acknowledge that the use of the Shower Facility by the Shower Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Shower User’s use of the Shower Facility. The costs of operating, maintaining and repairing the Shower Facility shall be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Shower Facility throughout the Term, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Shower Facility. No expansion, contraction, elimination or modification of the Shower Facility, and no termination of Tenant’s or the Shower User’s rights to the Shower Facility shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CA-SHOREBREEZE LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

		By:	/s/ Kenneth Young
		Name:	Kenneth Young
		Title:	Vice President

TENANT:

VERSARTIS, INC., a Delaware corporation

By:	/s/ Jeffrey L. Cleland
Name:	Jeffrey L. Cleland
Title:	CEO
[chairman][president][vice-president]

By:
Name:
Title:
[secretary] [assistant secretary] [chief financial officer][assistant treasurer]

EXHIBIT A

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

Exhibit A

1

EXHIBIT B

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the lease of which this Work Letter is a part “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1. COST OF TENANT IMPROVEMENT WORK. Except as provided in Section 2.7 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

2. PLANS.

2.1 Selection of Architect. Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering Construction Drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers shall be referred to herein as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. Landlord shall (a) cause the Plans, other than any Tenant Revision (defined in Section 2.7 below), to comply with Law; and (b) cause the Architect and Engineers to use the Required Level of Care (defined below) to cause any Tenant Revision to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specification’s are prepared for spaces in buildings comparable in quality to the Building. Tenant shall be responsible for ensuring that any Tenant Revision complies with Law to the extent Landlord is not expressly, so responsible under this Section 2.1, and neither the preparation of the Tenant Revision by the Architect or the Engineers nor Landlord’s approval of the Tenant Revision shall relieve Tenant from such responsibility. To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing any portion of the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2 [Intentionally Omitted.]

2.3 Space Plan. Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID/Architecture dated July 27, 2011 and as revised on August 15, 2011 (collectively, the “Space Plan”), attached hereto as Exhibit B-1. All materials and finishes contemplated by the Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein.

2.4 Additional Programming Information. Tenant shall deliver to Landlord, in writing, all information (the “Additional Programming Information”) that, together with the Space Plan, is necessary in the judgment of Landlord, the Architect and the Engineers to amble them to complete the architectural, engineering and final architectural working drawings for the Tenant Improvement Work in a term and manner that (a) are sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work, (b) are consistent with the Space Plan and will not increase the cost of the Tenant Improvement Work (in each case as reasonably determined by Landlord), and (c) are otherwise in accordance with Building standards (collectively, the “Construction Drawings”). The Additional Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Additional Programming Information, Tenant shall modify the Additional

Exhibit B

1

Programming Information and resubmit the same the Landlord’s review and approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. If requested by Tenant, Landlord stall reasonably assist Tenant, or cease the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof.

2.5 Construction Drawings. After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Additional Programming Information. Such preparation and delivery shall occur within 10 business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Construction Drawings by notice to Landlord. If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect and the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that, In Landlord’s reasonable judgment, would (a) cause the Construction Drawings to (i) fail to conform strictly to the Space Plan, or (ii) fail to comply with Law or the Landlord Requirements, or (b) increase the cost of the Tenant Improvement Work, or that Landlord otherwise reasonably disapproves), and resubmit the Constitution Drawings to Tenant for its approval. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings. The Construction Drawings approved by Landlord and Tenant are referred to herein as the “Approved Construction Drawings”.

2.6 [Intentionally Omitted.]

2.7 Revisions to Approved Construction Drawings. If Tenant requests any revision to the Approved Construction Drawings (any such revision requested by Tenant, a “Tenant Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Tenant Revision, and, if Landlord approves such Tenant Revision, Landlord shall have such Tenant Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Tenant Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such Tenant Revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such Tenant Revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Tenant Revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the total cost associated with the Tenant Improvement Work that remits from any Tenant Revision (including the cost of preparing the Tenant Revision). Without limitation, it shall be deemed reasonable for Landlord to disapprove any proposed Tenant Revision that, in Landlord’s reasonable judgment, would fail to comply with law or with the Landlord Requirements. Landlord shall not revise the Approved Construction Drawings without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.

2.8 Time Deadlines. Tenant and Landlord shall use commercially reasonable efforts to cooperate with each other and Landlord’s architect, engineers and other consultants to complete all phases of the Plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule reasonably determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, Tenant shall approve the Construction Drawings pursuant to Section 2.5 above on or before Tenant’s Approval Deadline (defined below). As used in this Work Letter, “Tenant’s Approval Deadline” means September 9, 2011; provided, however, that Tenant’s Approval Deadline shall be extended by one day for each day, if any, by which Tenant’s approval of the Construction Drawings pursuant to Section 2.5 above is delayed by any failure of Landlord to perform its obligations ender this Section 2.

3. CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

Exhibit B

2

3.2 Construction.

3.2.1 [Intentionally Omitted.]

3.2.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.2.3 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; Provided, however, that it within 30 days after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements. or if within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall, at Landlord’s expense, correct or cause to be corrected such latent or non-latent defects. As used in this Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4. COMPLETION.

4.1 Ready for Occupancy. For purposes of Section 1.3.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work. Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2 Tenant Delay. If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Drawings pursuant to Section 2.5 above on or before Tenant’s Approval Deadline; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breath by Tenant of this Work Letter or the Lease; (d) any request by Tenant for a revision to the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to perform its obligations under Section 2.7 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or are of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of’ when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

5. MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit B

3

EXHIBIT C

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

SPACE PLAN

Exhibit C

1

EXHIBIT C

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

CONFIRMATION LETTER

            , 20

To:

Re:	Office Lease (the “Lease”) dated , 2011, between CA-SHOREBREEZE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VERSARTIS, INC, a Delaware corporation (“Tenant”), concerning Suite 450 on the fourth floor of the building located at 275 Shoreline Drive, Redwood City, California.

Lease ID:
Business Unit Number:

Dear                     :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is and the Expiration Date is .

2.	The exact number of rentable square feet within the Premises is 5,740 square feet.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is 4.9779%.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that pursuant to Section 2.1.1 of the Lease, if Tenant fells to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SHOREBREEZE LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

Exhibit C

1

Agreed and Accepted as of , 2011.

“Tenant”:

VERSARTIS, INC, a Delaware corporation

By:
Name:
Title:

Exhibit C

2

EXHIBIT D

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in each manner as Landlord designates. Landlord may prescribe the weight, area and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

Exhibit D

1

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9. Tenant shall not overload the floor of the Premises, or (other than by driving appropriately-sized nails into drywall for the purpose of hanging lightweight pictures, whiteboards and similar items) mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or about the Project, except for such substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Laws. Without limiting the foregoing, Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in the Premises or about the Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylight or down passageways.

Exhibit D

2

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees or others in the Premises except those actually working for or with Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, balls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color

Exhibit D

3

approved in advance by Landlord. Neither the Interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights. windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any bond trucks accept those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

32. Fitness Center Rules. Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may solely determine):

A.	Membership in the Fitness Center is open to the tenants of Shorebreeze I and Shorebreze II. No guests will be permitted to use the Fitness Canter without the prior written approval of Landlord or Landlord’s representative.

B.	Fitness Center users are not allowed to be in the Fitness Center other than the hours designated by Landlord from time to time. Landlord shall have the right to alter the hours of use of the Fitness Center, at Landlord’s sole discretion.

C.	All Fitness Center users must execute Landlord’s Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

D.	Individual membership and guest keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued. Failure to abide by this rule may result in immediate termination of such Fitness Center user’s right to use the Fitness Center.

Exhibit D

4

E.	All Fitness Center users and approved guests must have a pre-authorized keycard to enter the Fitness Center. A pre-authorized keycard shall not be issued to a prospective Fitness Center user until receipt by Landlord of Landlord’s initial fee, if any, for use of the Fitness Center by such Fitness Center user(s).

F.	Use of the Fitness Center is a privilege and not a right. Failure to follow gym rules or to act inappropriately while using the facilities shall result in termination of Tenant’s Fitness Center privileges.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment is appropriate for the management, safety, care and cleanliness of the Premises, the Building the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

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EXHIBIT E

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of title Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be hard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease. The venue of the proceedings shall be in the county in which the Premises is located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The retiree shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the

Exhibit E

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referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

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EXHIBIT F

SHOREBREEZE

SHOREBREEZE I

REDWOOD CITY, CALIFORNIA

ADDITIONAL PROVISIONS

1.	Provisions Required Under Existing Security Agreement. Notwithstanding any contrary provision of this Lease:

A.	Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.	Subordination and Attornment. This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or delimit by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event the Security Holder under any Existing Security Agreement or Existing Loan Document shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

C.	Proceeds.

1.

As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may

Exhibit F

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become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of or any casualty or other damage or injury to, the Property or any part thereof.

2.	Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

3.	Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, it in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

2.	Extension Option.

2.1	Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one additional period of two (2) years commencing on the day following the Expiration Date and ending on the second anniversary of the Expiration Date (the “Extension Term”), if:

A.	Not less than 9 and not more than 12 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (the “Extension Notice’) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 2.5 below) rate for the Extension Term;

B.	Tenant is not in default under the Lease beyond any applicable one period when Tenant delivers the Extension Notice;

C.	No part of the Premises is sublet (other than to an Affiliate of Tenant) when Tenant delivers the Extension Notice and

D.	The Lease has not been assigned before Tenant delivers the Extension Notice.

2.2	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent

Exhibit F

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shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

2.3	Procedure for Determining Prevailing Market. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Tenant’s Extension Option shall be of no further force or effect.

2.4	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 2.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the Expiration Date, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 2.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

Exhibit F

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